UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 1, 2011
Park Sterling Corporation

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

To be assigned*	27-4107242

(Commission File Number)	(IRS Employer Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, North Carolina	28204

(Address of Principal Executive Offices)	(Zip Code)
(704) 716-2134

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
*  This Report is filed by Registrant as successor issuer to Park Sterling Bank (the “Bank”). The Bank’s common stock was registered under Section 12(b) of the Exchange Act, and, pursuant to Section 12(i) of the Exchange Act, the Bank’s periodic reports were filed with the Federal Deposit Insurance Corporation. Pursuant to Rule 12g-3(a), Registrant’s common stock is deemed to be registered under Section 12(b) of the Exchange Act, not Section 12(g) as previously reported. This Report is being refiled to reflect this correction. There are no other changes to the Report.

Item 8.01.	Other Events.
     Park Sterling Corporation (the “Registrant”) was incorporated on October 7, 2010 for the sole purpose of serving as the parent bank holding company of Park Sterling Bank (the “Bank”). Effective at 12:01 a.m. on January 1, 2011 (the “Effective Time”), the Registrant acquired the Bank in a statutory share exchange (the “Reorganization”) effected under North Carolina law and in accordance with the terms of an Agreement and Plan of Reorganization and Share Exchange dated October 22, 2010 (the “Agreement”). Prior to the Effective Time, the Registrant had no material assets and had not conducted any business or operations except for activities related to its organization and the Reorganization.
     The Agreement and Reorganization were approved by the Bank’s shareholders at a special meeting of the Bank’s shareholders held on November 23, 2010. Pursuant to the Agreement, at the Effective Time, each of the 28,051,098 outstanding shares of the Bank’s $4.65 par value common stock formerly held by its shareholders was converted into and exchanged for one newly issued share of the Registrant’s $0.01 par value common stock, and the Bank became the Registrant’s wholly owned subsidiary. The shares of common stock issued to the Bank’s shareholders were issued without registration under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Section 3(a)(12) of that Act.
     At the Effective Time, the Registrant assumed all outstanding awards previously granted under the Bank’s Employee Stock Option Plan, the Stock Option Plan for Directors, 2010 Employee Stock Option Plan and the 2010 Director Stock Option Plan (collectively, the “Option Plans”). The Registrant will become the granting corporation that maintains the Option Plans and the Registrant’s common stock will be substituted as the stock issuable under each plan. In addition, the Registrant has adopted the Park Sterling Corporation Long-Term Incentive Plan. The Compensation and Development Committee of the Registrant’s board of directors will administer any outstanding options granted under the Option Plans prior to the Reorganization and any awards granted under the Long-Term Incentive Plan.
     The directors of the Registrant are the six directors of the Bank, and the Registrant’s current shareholders consist of the former shareholders of the Bank who own the same percentages of the Registrant’s common stock as they previously owned of the Bank’s common stock. We anticipate that the Registrant’s common stock will be listed on the NASDAQ Global Market under the symbol “PSTB,” which is the same as the Bank’s trading symbol.
     The Registrant is a North Carolina business corporation that will operate as a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As such, the Registrant is subject to the supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve Board. The Registrant has no other subsidiaries. The principal office of the Registrant is the same as the Bank’s administrative office and is located at 1043 E. Morehead Street, Suite 201, Charlotte, North Carolina 28204. The Registrant’s telephone number at that address is (704) 716-2134.
     The Bank is an insured, North Carolina state-chartered commercial bank which was incorporated and commenced banking operations in 2006 and which engages in a general commercial and consumer banking business. The Bank’s operations are primarily retail oriented and are aimed at individuals and small to medium-sized businesses located in its market area. The Bank will continue to exist, and to conduct its business, in the same manner and under the same name as it did before the Reorganization.
     At the Effective Time, the Bank’s common stock was registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, filed its quarterly reports, proxy statements and other information with the Federal Deposit Insurance Corporation (“FDIC”). Copies of reports filed by the Bank are on file with the FDIC and are available for inspection at the offices of the FDIC’s Accounting and Securities Disclosure Section located at Room F-6043, 550 17th Street, N.W., Washington, DC 20429. Copies of those reports also may be obtained by contacting the FDIC’s Accounting and Securities Disclosure Section at (202) 898-8913, or by facsimile at (202) 898-8505. The Bank’s most recent Quarterly Report on Form 10-Q is filed as an exhibit to this Report.
     As a result of the Reorganization, the Registrant has become a successor issuer to the Bank as provided in the Commission’s Rule 12g-3(a) under the Exchange Act, and the Registrant’s common stock is deemed to be registered under Section 12(b) of the Exchange Act. The Registrant has become subject to the information requirements of the Exchange Act and will file reports, proxy statements and other information with the Commission. This Current Report on Form 8-K is the Registrant’s initial report under the Exchange Act.
DESCRIPTION OF REGISTRANT’S COMMON STOCK
     Capital Structure. The Registrant’s Articles of Incorporation authorize the issuance of up to 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, no par value.
     Voting Rights. Each holder of outstanding common stock of the Registrant is entitled to one vote per share on any issue requiring a vote at any meeting. Stockholders do not have cumulative voting rights in the election of directors.
     The Articles of Incorporation of the Registrant provide that any merger, consolidation, or liquidation requires a vote of the holders of a majority of the outstanding shares of common stock, subject to a greater vote or mergers with beneficial owners of 5% or more of the common stock. See ” — Protective Provisions.”
     Protective Provisions. The Registrant’s Articles of Incorporation and Bylaws contain protective provisions that would have the effect of impeding an attempt to change or remove the Registrant’s management or to gain control of the Registrant in a transaction not supported by its board of directors.
     Assessability of Common Stock. All shares of the Registrant’s common stock will, upon consummation of the Reorganization, be fully paid and non-assessable.
     Payment of Dividends. Holders of the Registrant’s common stock are entitled to dividends when, as and if declared by the Registrant’s board of directors from funds legally available, whether in cash or in stock. Since the source of funds for the payment of dividends to stockholders will be dividends received from the Bank (as its sole stockholder), the Registrant’s ability to pay dividends will depend on factors that affect the Bank’s ability to pay dividends.
     Under North Carolina law, the Bank’s Board of Directors may pay cash dividends from its undivided profits in amounts that it considers appropriate. However, North Carolina law provides that, during any period in which a bank’s surplus is less than 50% of its paid-in capital stock, the bank may not declare any dividend until it has transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage necessary to raise surplus to an amount equal to 50% of paid-in capital stock.
     Limitation of Liability and Indemnification of Directors, Officers and Employees. The Articles of Incorporation of the Registrant eliminate a director’s personal liability for breach of duty as a director to the fullest extent permitted by law.

     The Registrant’s bylaws provide for indemnification of its directors and officers against liabilities and expenses arising out of their status as directors or officers and when serving the Registrant in other capacities, except where the director or officer knew or believe his or her actions would be clearly in conflict with the Registrant’s best interests.

Item 9.01.	Financial Statements and Exhibits.
     Exhibits. The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Reorganization and Share Exchange dated October 22, 2010 between the Registrant and the Bank

3.1	Articles of Incorporation of the Registrant

3.2	Bylaws of the Registrant

4.1	Specimen of Stock Certificate

4.2	Form of 11% Subordinated Note due June 30, 2019

10.1	Employment Agreement by and between James C. Cherry and the Bank effective August 18, 2010

10.2	Employment Agreement by and between Bryan F. Kennedy and the Bank effective August 18, 2010

10.3	Employment Agreement by and between David L. Gaines and the Bank effective August 18, 2010

10.4	Park Sterling Bank Employee Stock Option Plan and related form of award agreement

10.5	Park Sterling Bank Stock Option Plan for Directors and related form of award agreement

10.6	Park Sterling Bank 2010 Employee Stock Option Plan and related forms of award agreements

10.7	Park Sterling Bank 2010 Director Stock Option Plan and related form of award agreement

10.8	Park Sterling Corporation Long-Term Incentive Plan and related forms of award agreements

21.1	List of Registrant’s Subsidiaries

99.1	The Bank’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 3, 2011	PARK STERLING CORPORATION
	By:	/s/ David L. Gaines
		Name:	David L. Gaines
		Title:	Chief Financial Officer